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Exhibit 21.1

Subsidiary                             State or Country       Name under Which
                                       of Incorporation       Subsidiary
                                                              Does Business
                                                              (if any)
-------------------------------------------------------------------------------

Allsport Australia Pty Limited         Australia
Allsport Photographic Limited          England and Wales
Allsport (UK) Limited                  England and Wales
Allsport Photography USA Inc.          California
American Royal Arts Corp.              Delaware
Artcast Corporation                    Washington
Art.com, Inc.                          Delaware
EyeWire, Inc.                          Delaware
Fabulous Footage, Inc.                 Massachusetts
Fotogram Stone S.a.r.l.                France
Fototeca Stone S.L.                    Spain
Gamma-Liaison Inc.                     New York
Gettyone.com, Inc.                     Washington
Getty Communications Group
Finance Limited                        England and Wales
Getty Communications Limited           England and Wales
Getty Images Australia Pty Limited     Australia
Getty Images BvbA                      Belgium
Getty Images Denmark ApS               Denmark
Getty Images do Brasil Limitada        Brazil
Getty Images Holland BV                Holland
Getty Images Hong Kong Limited         Hong Kong
Getty Images Limited                   England and Wales
Getty Images South America Limited     England and Wales
Getty Images South America LLC         Delaware
Getty Images Sweden AB                 Sweden
Hulton Getty Holdings Limited          England and Wales
Hulton Getty Picture Collection Ltd.   England and Wales
ImageWays, Inc.                        New York
Liaison Agency, Inc.                   New York
Liaison International Inc.             New York
Newsmakers L.L.C.                      D.C.
Online USA, Inc.                       California
PhotoDisc Australia Pty Limited        Australia
PhotoDisc Deutschland GmbH             Germany
PhotoDisc Europe Limited               England and Wales
PhotoDisc France S.a.r.l.              France
PhotoDisc, Inc.                        Washington
PhotoDisc International, Inc.          Barbados
PhotoDisc Japan Kabushiki Kaisha       Japan
PhotoDisc Scandinavia AB               Sweden
The Image Bank, Inc.                   New York
The Image Bank France, S.A.            France



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Subsidiary                             State or Country       Name under Which
                                       of Incorporation       Subsidiary
                                                              Does Business
                                                              (if any)
-------------------------------------------------------------------------------

tonystone.com ltd.                     Bermuda
Tony Stone Associates Limited          England and Wales
Tony Stone Associates GmbH             Germany
Tony Stone GmbH                        Austria
Tony Stone Images/America, Inc.        Illinois
Tony Stone Images/Canada, Inc.         Ontario
Tony Stone Images/Chicago, Inc.        Illinois
Tony Stone Images/Los Angeles, Inc.    California
Tony Stone Images/New York, Inc.       New York
Tony Stone Images/Seattle, Inc.        Washington
TriEnergy Productions                  California             Energy Film


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